Exhibit 10(u)

ONCOR ELECTRIC DELIVERY COMPANY LLC

LONG-TERM INCENTIVE PLAN AWARD AGREEMENT

This Long-Term Incentive Plan Award Agreement (the “Agreement”) is entered into as of [Insert Date] (the “Grant Date”), by and between Oncor Electric Delivery Company LLC (the “Company”) and [Name] (the “Participant”).

WHEREAS, the Company has adopted the Oncor Electric Delivery Company LLC Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Plan Administrator has determined that it is in the best interests of the Company to grant a Long-Term Incentive Award to the Participant as provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. LONG-TERM INCENTIVE AWARD: The Company hereby grants to the Participant a Long-Term Incentive Award, subject to the terms set forth herein, as follows:

Performance Period:	January 1, 20 - December 31, 20

Target Opportunity:	$

The amount of the Long-Term Incentive Award that the Participant actually earns for the Performance Period (if any) will be determined by the Plan Administrator in its discretion based on the level of achievement of the Performance Goals at the end of the Performance Period, as determined by the Plan Administrator in accordance with Exhibit A attached hereto. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Plan.

SECTION 2. PERFORMANCE GOALS:

(a)	The particular Performance Goals and associated potential Long-Term Incentive Award determination procedures are set forth in Exhibit A. All determinations of whether the Performance Goals have been achieved, the amount of the Long-Term Incentive Award earned by the Participant (if any), and all other matters related to this Agreement shall be made by the Plan Administrator in its sole discretion.

(b)	As soon as possible following completion of the Performance Period, but not later than 90 days following the end of the Performance Period, the Plan Administrator will review and certify (i) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and (ii) the amount of the Long-Term Incentive Award (if any) that the Participant shall earn. Such certification shall be final, conclusive, and binding on the Participant and on all other persons, to the maximum extent permitted by law.

SECTION 3. VESTING: The Long-Term Incentive Award is subject to forfeiture until it vests. Except as specified under Section 4 of this Agreement, the Long-Term Incentive Award will vest on the last day of the Performance Period, subject to (a) the achievement of the applicable Performance Goal thresholds for payout set forth in Exhibit A attached hereto and (b) the Participant’s continuous service with the Company from the Grant Date through the last day of the Performance Period. The amount of the Long-Term Incentive Award that vests and becomes payable under this Agreement, if any, shall be determined by the Plan Administrator based on the level of achievement of the Performance Goals set forth in Exhibit A and shall be rounded to the nearest whole dollar.

SECTION 4. TERMINATION OF EMPLOYMENT:

(a)	If the Participant is employed by the Company on the last day of the Performance Period, and the Participant’s employment with the Company terminates for any reason other than by the Company for Cause prior to payment of the Long-Term Incentive Award for the Performance Period, the Participant will receive the Long-Term Incentive Award (if any) for the closed Performance Period at the same time as paid to current employees. Notwithstanding anything to the contrary, the Participant will forfeit any unpaid Long-Term Incentive Award upon a termination for Cause.

(b)	Notwithstanding subsection (a) above, in the event of the Participant’s death, Disability, Retirement, or Termination following a Change in Control prior to the end of the Performance Period, the vesting, determination and payment of the Long-Term Incentive Award shall be governed by the terms of Section 7 of the Plan.

SECTION 5. PAYMENT OF LONG-TERM INCENTIVE AWARD: Payment of the vested Long-Term Incentive Award earned for the Performance Period (if any) shall be paid on or about April 1 following the end of the Performance Period, unless provided otherwise upon Termination following a Change in Control under the terms of the Plan.

SECTION 6. TRANSFERABILITY: Subject to any exceptions set forth in this Agreement or the Plan, the Long-Term Incentive Award may not be sold, assigned, transferred, discounted, pledged as collateral for a loan, or otherwise anticipated by the Participant, except by will or the laws of descent and distribution in which case the transferee shall hold the Long-Term Incentive Award subject to all of the terms and conditions that were applicable to the Participant immediately prior to such transfer.

SECTION 7. NO EMPLOYMENT OR OTHER RIGHTS: Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant, or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment, with or without Cause.

SECTION 8. LONG-TERM INCENTIVE AWARD SUBJECT TO THE PLAN: This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 9. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflict of law.

SECTION 10. INTERPRETATION: Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Plan Administrator for review. The resolution of such dispute by the Plan Administrator shall be final and binding on the Participant and the Company.

SECTION 11. WITHHOLDING: The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Long-Term Incentive Award and to take all such other action as the Plan Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or payment of the Long-Term Incentive Award and (b) does not commit to structure the Long-Term Incentive Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

SECTION 12. NOTICES: Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the [insert position] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

SECTION 13. HEADINGS: Headings are given to the Sections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provisions thereof.

SECTION 14. SUCCESSORS AND ASSIGNS: The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom the Long-Term Incentive Award may be transferred by will or the laws of descent or distribution.

SECTION 15. SEVERABILITY: The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

SECTION 16. DISCRETIONARY NATURE OF PLAN:

(a)	The Plan and the Long-Term Incentive Award are discretionary and may be altered, amended, suspended, or terminated by the Board at any time, in its discretion; provided, that, no such amendment or termination may, without the consent of the Participant, terminate or adversely affect any material right or material obligation under the Long-Term Incentive Award granted under this Agreement, except as provided pursuant to the terms of the Plan.

(b)	The grant of the Long-Term Incentive Award in this Agreement does not create any contractual right or other right to receive any Long-Term Incentive Award or other Awards in the future. Future Long-Term Incentive Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

SECTION 17. SECTION 409A: This Agreement is intended to comply with the applicable requirements of section 409A of the Code and its corresponding regulations and related guidance (“Section 409A”) or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

SECTION 18. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 19. ACCEPTANCE: The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Long-Term Incentive Award subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or payment of the Long-Term Incentive Award and that the Participant has been advised to consult a tax advisor prior to such vesting or payment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Oncor Electric Delivery Company LLC:	Participant:

By:

Name:	Name:

Title:

Exhibit A

Performance Goals

(Measured at the End of the Performance Period)

Funding Trigger	Threshold	Target
Net Income ($ millions, 20 -20 cumulative)

Performance Goals

Weighting	Performance Metric	Performance Goal
%	Safety (measured by Days Away, Restricted or Transfer (DART))	Threshold [ ] Target [ ] Stretch [ ]

%	Reliability (measured by System Average Interruption Duration Index (SAIDI))	Threshold [ ] Target [ ] Stretch [ ]

%

Operational efficiency (measured by the

achievement of targeted operation and

maintenance expense (O&M) and sales,

general and administrative expense (SG&A)

levels determined on a per customer cost basis)

Threshold [ ] Target [ ] Stretch [ ]

%	Operational efficiency (measured by an infrastructure readiness metric based on the capital expenditure per three year average kW peak)	Threshold [ ] Target [ ] Stretch [ ]

Calculation of Award: The applicable Long-Term Incentive Award is equal to the product of (1) the Target Opportunity amount described in Section 1 of this Agreement, multiplied by (2) the applicable Funding Trigger Percentage, multiplied by (3) the weighted average of the applicable Performance Goal Percentages.

Funding Trigger Percentage: If Net Income is below the Funding Trigger Threshold, the Funding Trigger Percentage equals zero and no Long-Term Incentive Award will be payable. If Net Income is equal to the Funding Trigger Threshold amount, the Funding Trigger Percentage shall be equal to [    ]%. If Net Income equals or exceeds the Funding Trigger Target level, the Funding Trigger Percentage shall be equal to 100%. If Net Income is between the Threshold and Target levels, the Funding Trigger Percentage shall be determined on a straight line interpolation basis between the Threshold and Target levels.

Performance Goal Percentages: The Performance Goal Percentage with respect to a specified Performance Metric for a Performance Period shall equal zero if the Threshold level is not met, 50% if the Threshold level is met, 100% if the Target level is met, or 150% if the Stretch level is met or exceeded. The applicable percentage for performance between the Threshold and Target performance levels, and the Target and Stretch performance levels, shall be determined on a straight line interpolation basis.